REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of First Trust Exchange-Traded Fund:

In planning and performing our audit of the financial statements of First Trust Exchange-Traded Fund (the Fund), comprised of First Trust Dow Jones Select MicroCap Index
Fund, First Trust Morningstar Dividend Leaders Index Fund,
First Trust US IPO Index Fund, First Trust NASDAQ-100
Equal Weighted Index Fund, First Trust NASDAQ-100-Technology
Sector Index Fund, First Trust NYSE
Arca Biotechnology Index Fund (formerly known as
 First Trust Amex Biotechnology Index Fund),
First Trust Dow Jones Internet Index Fund,
 First Trust DB Strategic Value Index Fund,
First Trust Value Line Equity Allocation Index
Fund, First Trust Value Line Dividend Index Fund,
First Trust NASDAQ-100 Ex-Technology Sector Index Fund,
 First Trust NASDAQ Clean Edge Green Energy Index Fund,
 First Trust S&P REIT Index Fund, First Trust ISE Water Index
Fund, First Trust ISE-Revere Natural Gas Index Fund, First Trust ISE Chindia Index Fund, First Trust Value Line 100 Exchange-Traded Fund, and First Trust NASDAQ ABA Community Bank Index
Fund, as of and for the year or period ended December 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
 Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.  Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of December 31, 2009.

This report is intended solely for the information and use of management and the Board of Trustees of First Trust
 Exchange-Traded Fund and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


 DELOITTE & TOUCHE LLP

Chicago, Illinois
February 26, 2010